GUARANTY AGREEMENT
      THIS GUARANTY (the "Guaranty") dated as of February 24,
2005 is given by JANET CARPENTER (the "Guarantor"), in favor of
CORNELL CAPITAL PARTNERS, LP (the "Lender").
RECITALS:
      A.	This Guaranty is a condition to that certain Secured
Promissory Note (the "Promissory Note") of even date herewith.
      B.	The Guarantor acknowledges that without this Guaranty the
Lender would not be willing to enter into the Promissory Note.
AGREEMENT:
      NOW, THEREFORE, in consideration of the premises and the
mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:
      1.	Guaranty.
      	1.1	Guaranty.  The Guarantor, as direct obligor and not
merely as a surety, hereby jointly and severally, unconditionally, absolutely, and irrevocably guarantee to the Lender (i) that EYI INDUSTRIES, INC.
(the "Company") shall repay to the Lender the obligations due under that certain Promissory Note (the "Note") of even date herewith given by the
Company to the Lender and the Note (collectively, the "Obligations")
within the period of time provided in the Note, and all other amounts due to the Lender, including, without limitation, all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure the Obligations, and (ii) the full and prompt performance and payment of all of the Obligations and the other documents delivered in connection therewith (collectively, the "Transaction Documents"). If the Company should default in the payment or performance of any of the
Obligations, the Guarantor, as direct obligor and not merely as a surety, shall forthwith pay or perform such Obligations without notice or demand by the Lender in the manner and on the day required by this Guaranty.
      1.2	Continuing Guaranty.  The Guarantor agrees that its
obligations pursuant to this Section 1 are unconditional, absolute, and irrevocable and shall not be released, discharged or affected in any way by any circumstances or condition, including, without limitation:
      	(a)	Any amendment or modification or other change to
any of the Transaction Documents;
      	(b)	Any failure, omission or delay on the part of the
Company to conform or comply with any term of any of the Transaction
Documents;
      	(c)	Any release or discharge by operation of law of the
Company or any guarantor from any obligation or agreement contained in any of the Transaction Documents or this Guaranty; and
      	(d)	Any other occurrence, circumstance, happening or
event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Company or the Guarantor.
      1.3.	Guaranty of Payment and Not of Collection.  The liability of the Guarantor shall be continuing, direct and immediate and not conditional or contingent upon either the pursuit of any remedies against the Company or any other person or foreclosure of any security interests or liens available to the Lender, its successors, endorsees or assigns. The Lender may accept any payment(s), plan for adjustment of debts, plan of reorganization or liquidation, or plan of composition or extension proposed by, or on behalf of, the Companyor any other guarantor without in any way affecting or discharging the liability of the Guarantor. If the Obligations are partially paid, the Guarantor shall remain liable for any balance of such Obligations. This Guaranty shall be revived and reinstated in the event any payment received by the Lender on any Obligation is required to be repaid or rescinded under present or future federal or state law or regulation relating to bankruptcy, insolvency or other relief of debtors.
      1.4	No Discharge.  The Guarantor covenants and agrees that this
Guaranty will not be discharged, except by complete performance of its obligations contained herein.
      1.5	Costs and Expenses.  Without limiting any obligation of the
Guarantor hereunder, the Guarantor agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Guaranty or the Obligations, including, without limitation, reasonable attorneys' fees and expenses, whether or not involving litigation and/or appellate or bankruptcy proceedings.
      2.	Miscellaneous.
      2.1	Notices, Consents, etc.  Any notices, consents, waivers or
other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.
The addresses and facsimile numbers for such communications shall be:

If to Guarantor:
EYI Industries, Inc.

3960 Howard Hughes
Parkway - Suite 500

Las Vegas, Nevada
89109

Attention:	Jay
Sargeant, President

Telephone:	(604) 502-5131

Facsimile:	(604) 502-5144

With Copy to:
Kirkpatrick &
Lockhart LLP

201 South Biscayne Boulevard Suite 2000
Miami, FL  33131-2399

Attention:	Clayton E. Parker, Esq.

Telephone:	(305) 539-3300

Facsimile:	(305) 358-7095


If to the Lender:
Cornell Capital
Partners, LP

101 Hudson Street, Suite 3700
Jersey City, NJ  07302

Attention:  Mark A. Angelo

Telephone:  (201) 985-8300

Facsimile:  (201) 985-8266

With Copy to:
David Gonzalez, Esq.

101 Hudson Street, Suite 3700
Jersey City, NJ  07302

Telephone:  (201)985-8300

Facsimile:  (201) 985-8266

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
      2.2	Waiver of Presentment.  To the fullest extent permitted by
law and except as otherwise provided herein, the Guarantor waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Guarantor liable with respect to this Guaranty.
      2.3	Severability.  If any provision of this Guaranty is, for any reason, invalid or unenforceable, the remaining provisions of this Guaranty will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Guaranty that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.
      2.4	Amendment and Waiver.  This Guaranty may be amended,
or any provision of this Guaranty may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Guaranty shall not operate or be construed as a waiver of any other breach.
      2.5.	Headings.  The subject headings of Articles and Sections of
this Guaranty are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.
      2.6	Assignment.  This Guaranty will be binding upon and inure
to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by the Guarantor. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties and their permitted successors and assigns.
      2.7.	Further Assurances.  Each party will execute all documents
and take such other actions as the other parties may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Guaranty.
      2.8	Third Parties.  Nothing herein expressed or implied is
intended or shall be construed to confer upon or give to any person or entity, other than the stated beneficiaries of this Guaranty and their respective permitted successors and assigns, any rights or remedies under or by reason of this Guaranty.
      2.9	No Strict Construction.  The language used in this Guaranty
will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.
      2.10	Event of Default.  For purposes of this Guaranty, an event of default shall be deemed to have occurred hereunder:
      	(a)	If an event of default shall occur under any
Transaction Document, including, without limitation, an Event of Default as defined in the Note or in the payment or performance of any of the
Obligations, the Guarantor shall fail for any reason or for no reason, to forthwith pay or perform such Obligations when due without notice or demand by the Lender in the manner and on the day required this Guaranty;
or
      	(b)	If the Guarantor makes an assignment for the benefit
of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Guarantor bankrupt or insolvent; or any order for relief with respect to the Guarantor is entered under any bankruptcy or insolvency laws; or the Guarantor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Guarantor of any substantial part of the assets of the Guarantor, or commences any proceeding relating to the Guarantor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Guarantor.
      	(c)	If the Guarantor should default in any other
obligation set forth in this Guaranty.
      	(d)	If the Guarantor should default in the Pledge and
Escrow Agreement.
      Upon an event of default, all of the obligations of the Guarantor hereunder shall be immediately due and payable without any action on the part of the Lender, and the Lender shall be entitled to seek and institute any and all remedies available to it. No remedy conferred under this Guaranty upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Guaranty or otherwise. No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Lender to exercise any right or remedy under this Guaranty or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.
      2.11	Remedies, Other Obligations, Breaches and Injunctive
Relief.  The Lender's remedies provided in this Guaranty shall be cumulative and in addition to all other remedies available to the Lender under this Guaranty or otherwise, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the
Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender's right to pursue actual damages for any failure by the Guarantor to comply with the terms of this Guaranty. Every right and remedy of the Guarantor under any document executed in connection with this transaction, including but not limited to this Guaranty and the Transaction Documents or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Lender.  The Guarantor acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate.
The Guarantor therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.
	2.12	Governing Law; Dispute Resolution.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of New Jersey sitting in
Hudson County, New Jersey and the United States Federal District Court for
the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
      2.13	Entire Agreement.  This Guaranty and the Transaction
Documents set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.
      2.14	Attorneys' Fees.  If the Guarantor fails to strictly comply
with the terms of the Guaranty, then the Guarantor shall reimburse the Lender promptly for all fees, costs and expenses, including, without limitation, attorneys' fees and expenses incurred by the Lender in any action in connection with the Guaranty, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Lender's rights, remedies and obligations, (ii) collecting any sums which become due to the Lender, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Lender.

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      IN WITNESS WHEREOF, the Guarantor has caused this
Guaranty to be signed as of the date first written above.

THE GUARANTOR:





/s/ Janet Carpenter

JANET CARPENTER













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